EXHIBIT 21

                  Subsidiaries of Bremer Financial Corporation

Name of Subsidiaries and State or Other Jurisdiction of Incorporation as of March 29, 1996:

State of Minnesota:

          First American Bank of Alexandria
          First American Bank of Brainerd
          First American Bank of Breckenridge
          First American Bank of Detroit Lakes
          First American Bank of International Falls
          First American Bank Metro
          First American Bank Southwest
          First American Bank of Willmar
          Bremer Financial Services, Inc.
          Bremer Investment Services, Inc.
          First American Insurance Agencies, Inc.
          First American Trust Company of Minnesota
          First American Services, Inc.

State of North Dakota:

          First American Bank North Dakota
          First American Bank West
          First American Insurance Agencies, Inc.
          First American Bank Valley
          First American Bank of Wahpeton

State of Wisconsin:

          Dunn County Bankshares, Inc., parent of First American Bank Wisconsin and Premium Finance Corporation

State of Arizona:

          Bremer First American Life Insurance Company

United States (National Bank Act):

          First American Bank, National Association, Crookston, Minnesota First American Bank, National Association, St. Cloud, Minnesota